DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2017 RESULTS

Second Quarter 2017 Financial Highlights:

•Revenues increased 2% to $1,745 million (increased 3% excluding currency effects)

•	DCI Net Income decreased 8% to $374 million (increased 3% excluding currency effects)

•	Diluted EPS decreased 3% to $0.64 and Adjusted EPS decreased 4% to $0.68 (increased 9% excluding currency effects)
•Repurchased $301 million of stock

Silver Spring, Maryland – July 31, 2017: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2017.

Second Quarter Results

Second quarter revenues of $1,745 million increased 2% compared to the prior year, as 2% growth at U.S. Networks and 3% growth at International Networks were partially offset by a 4% decline at Education and Other. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) increased 2% to $717 million, as 4% growth at U.S. Networks was partially offset by a 4% decline at International Networks. Excluding currency effects, second quarter total Company revenues and Adjusted OIBDA grew 3% and 2%, respectively.

Second quarter net income available to Discovery Communications, Inc. ("DCI Net Income") decreased 8% to $374 million, as improved operating results and lower restructuring charges were more than offset by currency-related transactional losses vs. gains in the prior year and increased losses from equity investees. Our solar investments again had a negative impact on net income for the second quarter but are still expected to have a positive impact on net income for the full year. Diluted earnings per share(2) decreased 3% to $0.64 due to lower DCI Net Income, partially offset by fewer shares outstanding. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1), which excludes the impact of amortization of acquisition-related intangible assets, decreased 4% to $0.68 for the second quarter 2017. Second quarter Adjusted EPS excluding currency effects increased 9%.

Free cash flow(3) decreased 48% to $157 million for the second quarter of 2017 as cash flow from operations decreased to $188 million while capital expenditures increased 11% to $31 million. Second quarter cash flow from operations decreased primarily due to the timing of working capital. Capital expenditures increased primarily due to timing and higher technology and infrastructure spending. Second quarter free cash flow excluding the impact of currency effects decreased 37%. For the last twelve months, free cash flow excluding currency was up 12% compared with the prior year comparable twelve month period.

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 5.
(2)	All per share amounts are calculated using DCI Net Income. See table on page 14 for the full schedule.
(3)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Revenues:
U.S. Networks	$890	$873	2%	$1,719	$1,680	2%
International Networks	811	790	3%	1,558	1,501	4%
Education and Other	44	46	(4)%	81	90	(10)%
Corporate and Inter-Segment Eliminations	—	(1)	—%	—	(2)	NM
Total Revenues	$1,745	$1,708	2%	$3,358	$3,269	3%

Adjusted OIBDA:
U.S. Networks	$567	$544	4%	$1,068	$1,017	5%
International Networks	236	245	(4)%	430	427	1%
Education and Other	5	(3)	NM	(1)	(4)	75%
Corporate and Inter-Segment Eliminations	(91)	(84)	(8)%	(177)	(164)	(8)%
Total Adjusted OIBDA	$717	$702	2%	$1,320	$1,276	3%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Revenues:
Distribution	$400	$386	4%	$808	$776	4%
Advertising	472	471	—%	877	873	—%
Other	18	16	13%	34	31	10%
Total Revenues	$890	$873	2%	$1,719	$1,680	2%
Adjusted OIBDA	$567	$544	4%	$1,068	$1,017	5%
Adjusted OIBDA Margin	64%	62%		62%	61%

U.S. Networks’ revenues for the second quarter increased 2% to $890 million, driven by 4% distribution growth and relatively flat advertising growth. Distribution revenue growth was primarily driven by higher rates partially offset by a decline in subscribers and, to a lesser extent, the growth was driven by contributions from other distribution revenues. Other distribution revenues were comprised of content deliveries under licensing agreements. Advertising revenues were relatively flat, primarily due to higher pricing and continued monetization of our GO platform, partially offset by lower delivery and the impact of the Group Nine transaction(1). Excluding the impact of the Group Nine transaction, advertising revenues would have increased 1%.

Operating expenses decreased 2% mainly due to the Group Nine transaction. Excluding the Group Nine transaction, cost of revenue was consistent with the prior year and SG&A increased 1%. Adjusted OIBDA increased 4% to $567 million.

(1)	The Company completed its investment, including the contribution and, therefore, deconsolidation of Seeker and SourceFed, in Group Nine on December 2, 2016.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Revenues:
Distribution	$457	$427	7%	$904	$838	8%
Advertising	333	342	(3)%	615	627	(2)%
Other	21	21	—%	39	36	8%
Total Revenues	$811	$790	3%	$1,558	$1,501	4%
Adjusted OIBDA	$236	$245	(4)%	$430	$427	1%
Adjusted OIBDA Margin	29%	31%		28%	28%

International Networks’ revenues for the second quarter increased 3% to $811 million and Adjusted OIBDA decreased 4% to $236 million. Changes in foreign currency exchange rates reduced second quarter International Networks’ revenue growth by 1% and increased Adjusted OIBDA growth by 1%. Excluding currency effects, total revenues increased 4%. Distribution revenues, excluding the impact of currency effects, grew 7%, mostly due to higher affiliate rates in Europe following further investment in sports content and higher affiliate rates in Latin America. This growth was partially offset by a comparison against a one-time contractual adjustment in Europe in the second quarter of last year. Advertising revenues, excluding the impact of currency effects, increased 1%, mostly due to higher ratings in Southern Europe, partially offset by lower ratings in Asia-Pacific and the Nordics.

Operating expenses increased 6%, or 8% excluding the impact of foreign currency exchange rates, primarily due to increased sports content and production costs. Excluding the impact of foreign currency exchange rates, Adjusted OIBDA decreased 5%.

Education and Other

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Revenues	$44	$46	(4)%	$81	$90	(10)%
Adjusted OIBDA	$5	$(3)	NM	$(1)	$(4)	75%

Education and Other revenues for the second quarter decreased by $2 million primarily due to the impact of the sale of the Raw and Betty production studios, partially offset by increased revenues at the Education business. Adjusted OIBDA increased primarily due to the reduction in expenses as a result of the sale of the Raw and Betty production studios.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the second quarter of 2017 declined primarily due to higher legal costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 9.1 million shares of its Series C common stock at an average price of $26.50 per share, for a total of $241 million. On May 11, 2017, the Company repurchased 1.1 million Series C convertible preferred shares from Advance/Newhouse Programming Partnership ("ANPP") at $53.41 per share (or $26.71 per share on an as converted to common basis), for a total of $60 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $301 million on share repurchases during the second quarter of 2017.

Through June 30, 2017, the Company had repurchased a total of 164.1 million shares of its Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 35.5 million Series C convertible preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $8.5 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.48 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

In a separate release distributed today, Discovery and Scripps Networks Interactive, Inc. (“Scripps”) announced the execution of a definitive agreement and plan of merger between Discovery and Scripps in a cash and stock transaction valued at $14.6 billion, or $90 per share, including the assumption of Scripps' debt. The transaction, which is expected to close by early 2018, is subject to approval by Discovery and Scripps’ shareholders, regulatory approvals, and other customary closing conditions. Please refer to the transaction press release for additional details.

FULL YEAR 2017 OUTLOOK(2)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($8.5 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each Series C convertible preferred share repurchased, we assume each preferred share would have converted into two Series C common shares.

(2)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, and (vi) certain inter-segment eliminations related to production studios. As of January 1, 2017, the Company no longer excludes amortization of deferred launch incentives in calculating total Adjusted OIBDA as this expense is not material.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2017 Baseline Rate”) and the prior year amounts translated at the same 2017 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, July 31, 2017 at 8:00 a.m. ET to discuss the Scripps transaction and its second quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 14, 2017. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Bill Launder (212) 548-5693	Andrew Slabin (212) 548-5544
bill_launder@discovery.com	andrew_slabin@discovery.com

Jackie Burka (212) 548-5642
jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Distribution	$857	$813	$1,712	$1,614
Advertising	805	813	1,492	1,500
Other	83	82	154	155
Total revenues	1,745	1,708	3,358	3,269
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	634	603	1,241	1,195
Selling, general and administrative	389	400	804	808
Depreciation and amortization	80	80	160	159
Restructuring and other charges	8	39	32	45
Loss (gain) on disposition	4	—	4	(13)
Total costs and expenses	1,115	1,122	2,241	2,194
Operating income	630	586	1,117	1,075
Interest expense	(91)	(91)	(182)	(176)
Loss on extinguishment of debt	—	—	(54)	—
Loss from equity investees, net	(42)	(23)	(95)	(31)
Other (expense) income, net	(24)	38	(37)	22
Income before income taxes	473	510	749	890
Income tax expense	(93)	(95)	(148)	(206)
Net income	380	415	601	684
Net income attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to redeemable noncontrolling interests	(6)	(6)	(12)	(12)
Net income available to Discovery Communications, Inc.	$374	$408	$589	$671

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.65	$0.66	$1.02	$1.08
Diluted(1)	$0.64	$0.66	$1.01	$1.08

Weighted average shares outstanding:
Basic	384	404	387	409
Diluted(1)	578	616	583	623

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$206	$300
Receivables, net	1,758	1,495
Content rights, net	390	310
Prepaid expenses and other current assets	416	397
Total current assets	2,770	2,502

Noncurrent content rights, net	2,070	2,089
Property and equipment, net	514	482
Goodwill, net	8,123	8,040
Intangible assets, net	1,481	1,512
Equity method investments, including note receivable	700	557
Other noncurrent assets	491	490
Total assets	$16,149	$15,672

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$222	$241
Accrued liabilities	946	1,075
Deferred revenues	193	163
Current portion of debt	105	82
Total current liabilities	1,466	1,561

Noncurrent portion of debt	8,158	7,841
Deferred income taxes	370	467
Other noncurrent liabilities	392	393
Total liabilities	10,386	10,262

Redeemable noncontrolling interests	237	243

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,177	7,046
Treasury stock, at cost	(6,737)	(6,356)
Retained earnings	5,696	5,232
Accumulated other comprehensive loss	(617)	(762)
Total equity	5,526	5,167
Total liabilities and equity	$16,149	$15,672

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net income	$601	$684
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	22	27
Depreciation and amortization	160	159
Content amortization and impairment expense	910	864
Loss (gain) on disposition	4	(13)
Equity in losses of investee companies, net of cash distributions	100	34
Deferred income taxes	(88)	(105)
Loss on extinguishment of debt	54	—
Realized loss from derivative instruments	—	3
Other, net	16	26
Changes in operating assets and liabilities:
Receivables, net	(249)	(73)
Content rights, net	(947)	(937)
Accounts payable and accrued liabilities	(150)	(180)
Share-based compensation liabilities	(1)	(5)
Income taxes receivable and prepaid income taxes	32	28
Foreign currency and other, net	(21)	(122)
Cash provided by operating activities	443	390

Investing Activities
Payments for investments	(270)	(60)
Distributions from equity method investees	18	40
Purchases of property and equipment	(78)	(43)
Proceeds from dispositions, net of cash disposed	29	19
Proceeds from (payments for) derivative instruments, net	5	(3)
Other investing activities, net	3	(2)
Cash used in investing activities	(293)	(49)

Financing Activities
Commercial paper borrowings, net	25	13
Borrowings under revolving credit facility	350	280
Principal repayments of revolving credit facility	(200)	(572)
Borrowings from debt, net of discount and including premiums	659	498
Principal repayments of debt, including discount payment and premiums to par value	(650)	—
Principal repayments of capital lease obligations	(19)	(17)
Repurchases of stock	(501)	(750)
Cash settlement of common stock repurchase contracts	58	—
Distributions to redeemable noncontrolling interests	(20)	(17)
Share-based plan payments, net	11	2
Other financing activities, net	(8)	(13)
Cash used in financing activities	(295)	(576)

Effect of exchange rate changes on cash and cash equivalents	51	30

Net change in cash and cash equivalents	(94)	(205)
Cash and cash equivalents, beginning of period	300	390
Cash and cash equivalents, end of period	$206	$185

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$374
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					—
Income tax expense					93
Other expense (income), net					24
Loss from equity investees, net					42
Loss on extinguishment of debt					—
Interest expense					91
Operating income	559	177	2	(108)	630
Inter-segment eliminations	2	—	(2)	—	—
Loss (gain) on disposition	—	—	4	—	4
Restructuring and other charges	—	4	—	4	8
Depreciation and amortization	6	55	1	18	80
Mark-to-market share-based compensation	—	—	—	(5)	(5)
Total Adjusted OIBDA	$567	$236	$5	$(91)	$717

	Three Months Ended June 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$408
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					1
Income tax expense					95
Other expense (income), net					(38)
Loss from equity investees, net					23
Loss on extinguishment of debt					—
Interest expense					91
Operating income	531	173	(5)	(113)	586
Inter-segment eliminations	1	1	(2)	—	—
Loss (gain) on disposition	—	—	—	—	—
Restructuring and other charges	7	15	3	14	39
Depreciation and amortization	5	56	1	18	80
Mark-to-market share-based compensation	—	—	—	(3)	(3)
Total Adjusted OIBDA	$544	$245	$(3)	$(84)	$702

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$589
Net income attributable to redeemable noncontrolling interests					12
Net income attributable to noncontrolling interests					—
Income tax expense					148
Other expense (income), net					37
Loss from equity investees, net					95
Loss on extinguishment of debt					54
Interest expense					182
Operating income	1,042	300	—	(225)	1,117
Inter-segment eliminations	8	—	(8)	—	—
Loss (gain) on disposition	—	—	4	—	4
Restructuring and other charges	4	21	1	6	32
Depreciation and amortization	14	109	2	35	160
Mark-to-market share-based compensation	—	—	—	7	7
Total Adjusted OIBDA	$1,068	$430	$(1)	$(177)	$1,320

	Six Months Ended June 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$671
Net income attributable to redeemable noncontrolling interests					12
Net income attributable to noncontrolling interests					1
Income tax expense					206
Other expense (income), net					(22)
Loss from equity investees, net					31
Loss on extinguishment of debt					—
Interest expense					176
Operating income	992	308	(3)	(222)	1,075
Inter-segment eliminations	5	2	(7)	—	—
Loss (gain) on disposition	—	(13)	—	—	(13)
Restructuring and other charges	8	20	3	14	45
Depreciation and amortization	12	110	3	34	159
Mark-to-market share-based compensation	—	—	—	10	10
Total Adjusted OIBDA	$1,017	$427	$(4)	$(164)	$1,276

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended June 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,745	$1,708	2%	3%

Adjusted OIBDA(2)	$717	$702	2%	2%

DCI Net Income	$374	$408	(8)%	3%

Diluted EPS	$0.64	$0.66	(3)%	10%

Adjusted EPS(2)	$0.68	$0.71	(4)%	9%

Free Cash Flow(2)	$157	$300	(48)%	(37)%

	Six Months Ended June 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$3,358	$3,269	3%	4%

Adjusted OIBDA(2)	$1,320	$1,276	3%	3%

DCI Net Income	$589	$671	(12)%	(6)%

Diluted EPS	$1.01	$1.08	(6)%	1%

Adjusted EPS(2)	$1.09	$1.17	(7)%	1%

Free Cash Flow(2)	$365	$347	5%	8%

(1) Refer to Page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 5.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended June 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$457	$427	7%	7%
Advertising	333	342	(3)%	1%
Other	21	21	—%	(5)%
Total Revenues	$811	$790	3%	4%

Adjusted OIBDA(2)	$236	$245	(4)%	(5)%

	Six Months Ended June 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$904	$838	8%	9%
Advertising	615	627	(2)%	2%
Other	39	36	8%	9%
Total Revenues	$1,558	$1,501	4%	6%

Adjusted OIBDA(2)	$430	$427	1%	(1)%

(1) Refer to Page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 5.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Numerator:
Net income	$380	$415	$601	$684
Less:
Allocation of undistributed income to Series A convertible preferred stock	(91)	(94)	(143)	(153)
Net income attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to redeemable noncontrolling interests	(6)	(6)	(12)	(12)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$283	$314	$446	$518
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	250	270	393	443
Series C convertible preferred stockholders	33	44	53	75
Total	283	314	446	518

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	91	94	143	153
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$374	$408	$589	$671

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	384	404	387	409
Impact of assumed preferred stock conversion	192	208	193	211
Dilutive effect of share-based awards	2	4	3	3
Series A, B and C common shares outstanding — diluted	578	616	583	623
Series C convertible preferred stock outstanding — basic and diluted	25	33	26	35

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.65	$0.66	$1.02	$1.08
Series C convertible preferred stockholders	$1.30	$1.33	$2.04	$2.16

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.64	$0.66	$1.01	$1.08
Series C convertible preferred stockholders	$1.28	$1.33	$2.02	$2.16

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.64	$0.66	$(0.02)	$1.01	$1.08	$(0.07)
Amortization of acquisition-related intangible assets (gross) per share	0.06	0.06	—	0.12	0.12	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.02)	(0.01)	(0.01)	(0.04)	(0.03)	(0.01)
Adjusted earnings per diluted share	$0.68	$0.71	$(0.03)	$1.09	$1.17	$(0.08)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,
	2017	2016	Change	% Change
Cash provided by operating activities	$188	$328	$(140)	(43)%
Purchases of property and equipment	(31)	(28)	(3)	11%
Free cash flow	$157	$300	$(143)	(48)%

	Six Months Ended June 30,
	2017	2016	Change	% Change
Cash provided by operating activities	$443	$390	$53	14%
Purchases of property and equipment	(78)	(43)	(35)	81%
Free cash flow	$365	$347	$18	5%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
June 30, 2017
5.625% Senior notes, semi-annual interest, due August 2019	$411
5.05% Senior notes, semi-annual interest, due June 2020	789
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	342
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.80% Senior notes, semi-annual interest, due March 2024	450
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	700
1.90% Senior notes, euro denominated, annual interest, due March 2027	684
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	700
Commercial paper	73
Capital lease obligations	172
Total debt	8,321
Unamortized discount and debt issuance costs	(58)
Debt, net	8,263
Current portion of debt	(105)
Noncurrent portion of debt	$8,158

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2016	389.7	97.8	487.5
Shares repurchased	(14.3)	(2.3)	(16.6)
Shares issued – share-based compensation	3.6	—	3.6
Total shares outstanding as of June 30, 2017	379.0	95.5	474.5